Exhibit 10.18

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), is dated as of _________________, 2012 (the “Effective Date”), between CYCLONE POWER TECHNOLOGIES, INC., a Florida corporation having its principal offices at 601 N.E. 26th Court, Pompano Beach, Florida 33064 (the “Company” or “Borrower”) and the Purchaser (“Purchaser”) whose name and address are set forth on the Signature Page to this Agreement.

WHEREAS, the Borrower and the Purchasers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

WHEREAS, on the terms and subject to the conditions hereinafter set forth, the Company is offering (the “Offering”) up to an aggregate of $545,000 principal amount Secured Promissory Notes of the Company in the form as annexed hereto as Exhibit A (the “Notes”), maturing one year from the date of closing (as may be adjusted from time to time as more fully provided in the Note, the “Maturity Date”) convertible in shares of the Company’s common stock (the “Conversion Shares”) and Warrants to purchase up to 1,453,334 shares of the Company’s common Stock in the form annexed hereto as Exhibit B (the “Warrants”), for an aggregate  purchase price of $500,000 (the “Purchase Price”) to a limited number of individuals or entities who qualify as “accredited investors” as defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) or non-US Persons as defined in Rule 902 of Regulation S promulgated under the Securities Act (collectively, the “Purchasers”). The Notes are general obligations of the Company, and shall have a senior secured interest in income from certain specific revenue sources as provided herein.  The Company has offered to prepay interest in advanced in the form of cash or, restricted common stock of the Company valued at a discount to market as agreed to by the parties, to reflect illiquidity. The Notes have a fixed price convertibility feature subject to adjustment as set forth herein and in the Note.  The Notes, Warrants and any securities issued so as to satisfy interest obligations are sometimes hereinafter referred to as the “Securities.”

WHEREAS, the Purchasers have reviewed this Agreement and the filings made by the Company with the Securities and Exchange Commission, through the date hereof and have also had an opportunity to ask questions of the Company and receive information and, understand that an investment in the Borrower entails a high degree of risk and illiquidity;

WHEREAS, there is no minimum offering amount, and no escrow and the Company may accept subscriptions from time to time;

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Borrower and the Purchasers hereby agree as follows:

1.           Closing.

(a) Date and Time.  The sale of the Securities will take place in one or more closings (each, a “Closing” and, each date a Closing occurs being referred to as a “Closing Date”), subject to the satisfaction of all the parties hereto of their obligations herein.  The Purchasers shall submit an executed copy of this Agreement to the Borrower, along with the Purchase Price in the form of a check or wire transfer, made payable to the Borrower.  Once funds and an Agreement have been received representing subscriptions for said Principal Amount of Notes acceptable to the Borrower along with cleared funds therefor the Borrower must satisfy all of its obligations herein, and, shall deliver a Warrant and Note and prepaid interest within 4 business days after the date of this Agreement.  In the event that the Borrower elects to reject any subscription it may do so, provided that it immediately returns all unaccepted funds.  Once an Agreement along with the Purchase Price have been tendered by a Purchaser, no further consent from, or notice to, such Purchaser need be made. Thereafter, and from time to time, additional Notes may be sold.  The Closing shall take place at the offices of the Borrower or at such other place as the Borrower deems appropriate in their sole discretion and without notice or consent to investors.

(b)           Escrow Agent.  There is no escrow agent and all funds will become immediately accessible to the Borrower and its creditors.

2.           Closing.  Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on each Closing Date, each respective Purchaser shall purchase and the Borrower shall sell to such Purchaser a Note in the Principal Amount and Warrants designated on the signature page for such Purchaser hereto and warrants to purchase the Company’s common stock, for the Purchase Price indicated thereon.  All Notes and Warrants issued will be delivered to Purchaser’s place of residence as provided hereto by Purchaser unless Purchaser advises otherwise.

3.           Purchaser Representations and Warranties.  In order to induce the Borrower to enter into this Agreement and to consummate the transactions contemplated hereby, each Purchaser hereby represents and warrants to and agrees with the Borrower only as to such Purchaser, as of each Closing Date on which such Purchaser purchases Securities, that:

(a)           Organization and Standing of the Purchasers.  If such Purchaser is an entity, such Purchaser is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)           Authorization and Power.  Such Purchaser has the requisite power and authority or capacity, as the case may be, to enter into and perform this Agreement, and to purchase the Securities being sold to it hereby.  The execution, delivery and performance of this Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate, partnership or similar action, and no further consent or authorization of such Purchaser or its board of directors, stockholders, partners, members, as the case may be, is required.

(c)           No Conflicts.  The execution, delivery and performance of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not: (i) result in a violation of such Purchaser’s charter documents or bylaws or other organizational documents, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser).  Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency  in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Borrower herein.

(d)           Information on Borrower.  The Purchaser understands that the Borrower has limited revenues and that an investment in the Borrower of any kind entails a substantial degree of risk and illiquidity.  The Purchaser has been furnished with or has been provided with copies of the Borrower’s filings and reports filed with the Securities and Exchange Commission (hereinafter referred to collectively as the "Reports").  In addition, such Purchaser may have received in writing from the Borrower such other information concerning its operations, financial condition and other matters, as such Purchaser has requested in writing, identified thereon as OTHER WRITTEN INFORMATION (such other information is collectively, the "Other Written Information"), and considered all factors such Purchaser deems material in deciding on the advisability of investing in the Securities.  In particular, the Purchaser is aware of the Borrower’s lack of funds and liquidity and dependence on certain military contracts or other contracts in order to repay the loans evidenced by the Notes.

(e)           Information on Purchaser.  Such Purchaser is, an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of micro-cap companies with little liquidity and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Purchaser to utilize the information made available by the Borrower to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  Such Purchaser is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on the signature page hereto regarding such Purchaser is accurate.

(f)            Purchase of Securities.  On such Closing Date, such Purchaser will purchase the Securities for its own account, not as a nominee or agent, for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof and such Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same.  Such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to any person with respect to the Securities.

(g)           Compliance with Securities Act.  Such Purchaser understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of such Purchaser contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.

(h)           Shares Legend.  The Securities (including any securities that the Borrower elects to issue as interest) shall bear substantially the following or similar legend:

"THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE (OR CONVERSION OR EXERCISE HEREOF) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER (AS TO FORM, SUBSTANCE AND CHOICE OF COUNSEL) THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT, OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT."

(i)            Noteholder Representative.  Purchaser understands there will be no noteholder representative or other delegate representing the rights of the Purchaser or other Purchasers.

(j)            Communication of Offer.  The offer to sell the Securities was directly communicated to such Purchaser by the Borrower.  At no time was such Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer. At no time did the Purchaser, or to its knowledge, the Borrower, pay any fees, commissions, finders’ fees or other fees for such solicitation.

(k)           Restricted Securities.  Such Purchaser understands that the Securities, have not been registered under the 1933 Act and such Purchaser will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available.  Notwithstanding anything to the contrary contained in this Agreement, such Purchaser may transfer (without restriction, without the consent of the Borrower and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below), provided that each such Affiliate is an “accredited investor” under Regulation D, such Affiliate agrees to be bound by the terms and conditions of this Agreement which are relevant at the time of transfer, and written notice of such transfer is provided the Borrower. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity.  With respect to the Borrower, Affiliate includes each Subsidiary (as defined below) of the Borrower.  For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(l)           No Governmental Review.  Such Purchaser understands that no United States, or federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(m)         Accredited Investor.  The Purchaser is an "accredited investor" as defined under Rule 501 of Regulation D promulgated under the 1933 Act.

5.           Borrower Representations and Warranties.  The Borrower represents and warrants to the Purchaser and agrees with each Purchaser, as of each Closing Date (except to the extent a different date is specified in this Section 5), that:

(a)           Due Incorporation.  The Borrower is a Florida organized corporation, duly incorporated, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power to own its properties and to carry on its business as presently conducted.  The Borrower is duly qualified to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect.   For purposes of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Borrower.

(b)           Outstanding Stock.  All issued and outstanding shares of capital stock of the Borrower have been duly authorized and validly issued and are fully paid and non-assessable.  At each Closing, and other than the Securities issued herein the Company’s capitalization is as set forth on Schedule 5(b).

(c)           Authority; Enforceability.  This Agreement the Note, the Warrant, and any other agreements delivered together with this Agreement or in connection herewith (collectively “Transaction Documents”) have been duly authorized, executed and delivered by the Borrower and are valid and binding agreements of the Borrower enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.  The Borrower has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

(d)           Consents.  No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Borrower, or the Borrower's note holders, option holders, or shareholders is required for the execution by the Borrower of the Transaction Documents and compliance and performance by the Borrower of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities. The Transaction Documents and the Borrower’s performance of its obligations thereunder have been unanimously approved by the Borrower’s Board of Directors. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority in the world (except pursuant to any applicable Blue Sky laws or the filing of a Form D), is required by the Borrower in connection with the consummation of the transactions contemplated by this Agreement and the Transaction Documents, or the consummation of any of the other agreements, covenants or commitments of the Borrower contemplated by the other Transaction Documents.

(e)           No Violation or Conflict.  Assuming the representations and warranties of the Purchaser in Section 4 are true and correct, neither the issuance and sale of the Securities nor the performance of the Borrower’s obligations under this Agreement, the Transaction Documents and all other agreements entered into by the Borrower relating thereto by the Borrower will:

(i)           violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under: (A) the certificate of incorporation, as amended and/or By-Laws, as amended,  of the Borrower, (B) to the Borrower's Knowledge (as defined below), any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Borrower of any court, governmental agency or body, or arbitrator having jurisdiction over the Borrower or over the properties or assets of the Borrower, or (C) the terms of any bond, debenture, note or any other evidence of indebtedness, mortgage, deed of trust or other instrument to which the Borrower is a party. For purposes of this Agreement, “Knowledge” shall mean the actual knowledge of, the executive officers of the Borrower as of the Effective Date; or

(ii)          result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Borrower (except as described in the Transaction Documents) or any of its Affiliates except as described herein; or

(iii)         result in the activation of any anti-dilution rights or a reset or re-pricing of any debt or security instrument of any other creditor or equity holder of the Borrower from whom a waiver could not be obtained by the Borrower if necessary, nor result in the acceleration of the due date of any obligation of the Borrower other than certain holders of Series A Warrants issued to Borrower and other investors in 2011; or

(iv)        result in the triggering of any piggy-back registration rights of any person or entity holding securities of the Borrower or having the right to receive securities of the Borrower.

(f)           The Securities.  The Securities upon issuance:

(i)           are free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)          are duly and validly authorized and on the date of issuance of the Securities will be duly and validly issued, fully paid and non-assessable;

(iii)         will not have been issued or sold in violation of any preemptive of the holders of any securities of the Borrower;

(iv)         will not subject the holders thereof to personal liability by reason of being such holders;

(v)         assuming the representations warranties of the Purchasers as set forth in Section 4 hereof are true and correct, will not result in a violation of Section 5 under the 1933 Act; and

(vi)        will be fully enforceable against the Borrower.

(g)           No Market Manipulation.  The Borrower and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

(h)           Information Concerning Borrower.  The Reports and Other Written Information contain all material information relating to the Borrower and its operations and financial condition as of their respective dates which information is required to be disclosed therein.  Since the date of the financial statements included in the Reports, and except as modified in the Other Written Information or in the Schedules hereto, there has been no Material Adverse Effect relating to the Borrower's business, financial condition or affairs not disclosed in the Reports. The Reports and Other Written Information do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances when made.

(i)            Stop Transfer.  The Borrower will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the affected Purchaser.

(j)            Defaults.  The Borrower is not in violation of its articles of incorporation as in effect prior and as of the initial Closing Date.  The Borrower is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

(k)            No Integrated Offering.  Neither the Borrower, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Borrower for purposes of the 1933 Act or any applicable stockholder approval provisions, which would impair the exemptions relied upon in this Offering or the Borrower’s ability to timely comply with its obligations hereunder.  Neither the Borrower nor any of its Affiliates will take any action or steps that would cause the offer or issuance of the Securities to be integrated with other offerings which would impair the exemptions relied upon in this Offering or the Borrower’s ability to timely comply with its obligations hereunder.

(l)            No General Solicitation.  Neither the Borrower, nor any of its Affiliates, nor to Borrower’s Knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(m)           Dilution.  The Borrower's executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Borrower’s equity or rights to receive equity of the Borrower.  The Board of Directors of the Borrower has concluded, in its good faith business judgment that the issuance of the Securities is in the best interests of the Borrower.

(n)           Foreign Corrupt Practices.  Neither the Borrower, nor to the Knowledge of the Borrower, any agent or other person acting on behalf of the Borrower, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Borrower (or made by any person acting on its behalf of which the Borrower is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

6.             Regulation D Offering.  The offer and issuance of the Securities to the Purchasers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder, the Borrower has or will at closing, prepare and cover all costs relating to any Form D or state blue sky filings. On the Closing Date, the Company will provide an opinion reasonably acceptable to the Purchaser s from the Company's legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by Purchaser s.  A form of the legal opinion is annexed hereto as Exhibit C.

7.             [Omitted].

7.1.          Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Securities.  The obligation hereunder of the Purchasers to purchase the Securities and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before such Closing, of each of the conditions set forth below.  These conditions are for the Purchasers’ sole benefit and may be waived by the Purchasers and Placement Agent at any time in their sole discretion.

(a)           Accuracy of the Borrower’s Representations and Warranties.  Each of the representations and warranties of the Borrower in this Agreement and the other Transaction Documents shall be true and correct in all material respects as of the initial Closing, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(b)           Performance by the Borrower.  The Borrower shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Borrower at or prior to such Closing.

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)           No Proceedings or Litigation.  No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been initiated, against the Borrower or any subsidiary, or any of the officers, directors or affiliates of the Borrower or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(e)           Notes and Warrants.  At the Closing, the Borrower shall have delivered to the Purchasers the Notes, Warrants along with all appropriate board resolutions or other necessary documentation in order to issue the Shares in such denominations as each Purchaser may request.  The Borrower shall also deliver this Agreement, duly executed by the Borrower. The Borrower shall also deliver pre-paid interest in the form of cash or restricted common stock.

(f)           Material Adverse Effect.  No Material Adverse Effect shall have occurred at or before such Closing Date.

7.2.         Redemption.  The Notes shall not be redeemable or pre-payable except as described in the Notes.

8.             Covenants of the Borrower.  The Borrower covenants and agrees with the Purchasers as follows:

(a)           Enforceability.  If the Borrower is unable to pay, it will not attempt to assert that the Transaction Documents are unenforceable.

(b)           Use of Proceeds.  The net proceeds of this offering shall be used primarily for general corporate purposes.

(c)           Reservation.   Prior to the Closing, the Company undertakes to reserve on behalf of Purchasers from its authorized but unissued Common Stock, a number of shares of Common Stock equal to 150% of the amount of Common Stock necessary to allow Purchasers to be able to convert the entire Notes and 100% of the amount of Warrant Shares issuable upon exercise of the Warrants (“Required Reservation”).   Failure to have sufficient shares reserved pursuant to this Section  at any time shall be a material default of the Company’s obligations under this Agreement and an Event of Default under the Notes.  If at any time Notes and Warrants are outstanding the Company has insufficient Common Stock reserved on behalf of the Purchasers in an amount less than 125% of the amount necessary for full conversion of the outstanding Notes principal and interest at the conversion price that would be in effect on every such date and 100% of the Warrant Shares (“Minimum Required Reservation”), the Company will promptly reserve the Minimum Required Reservation, or if there are insufficient authorized and available shares of Common Stock to do so, the Company will take all action necessary to increase its authorized capital to be able to fully satisfy its reservation requirements hereunder, including the filing of a preliminary proxy with the Commission not later than fifteen business days after the first day the Company has less than the Minimum Required Reservation.  The Company agrees to provide notice to the Purchasers not later than three days after the date the Company has less than the Minimum Required Reservation reserved on behalf of the Purchaser.

(d)           Books and Records.  For so long as any Securities are outstanding, the Borrower will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(e)           Governmental Authorities.  For so long as any Securities are outstanding and one year thereafter, the Borrower shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(f)           Intellectual Property.  For so long as any Securities are outstanding, the Borrower shall maintain in full force and effect its corporate existence, rights, patent rights and licenses and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business, unless it is sold for value.

(g)           The Company undertakes to file a Form 8-K describing the Offering not later than the fourth (4th) business day after the Closing Date.  Prior to the filing date of such Form 8-K, a draft in the final form will be provided to Purchasers for Purchasers’ review and approval.  In the Form 8-K, the Company will specifically disclose the amount of Common Stock outstanding immediately after the Closing.  Upon  delivery by the Company to the Purchasers after the Closing Date of any notice or information, in writing, electronically or otherwise, and while a Note or Warrants are held by Purchasers, unless the  Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or Subsidiaries, the Company  shall within four business days after any such delivery publicly disclose such  material,  nonpublic  information on a Report on Form 8-K.  In the event that the Company believes that a notice or communication to Purchasers contains material, nonpublic information relating to the Company or Subsidiaries, the Company shall so indicate to Purchasers prior to delivery of such notice or information.  Purchasers will be granted sufficient time to notify the Company that Purchasers elects not to receive such information.   In such case, the Company will not deliver such information to Purchasers.  In the absence of any such indication, Purchasers shall be allowed to presume that all matters relating to such notice and information do not constitute material, nonpublic information relating to the Company or Subsidiaries.

(h)           Non-Public Information.  The Company covenants and agrees that except for the Reports, Other Written Information and schedules and exhibits to this Agreement and the Transaction Documents, which information the Company undertakes to publicly disclose on the Form 8-K described in Section 8(g) above, neither it nor any other person acting on its behalf will at any time provide Purchasers or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto Purchasers shall have agreed in writing to accept such information.  The Company understands and confirms that Purchasers shall be relying on the foregoing representations in effecting transactions in securities of the Company.

(i)           Negative Covenants.   So long as a Note is outstanding, without the consent of the Purchasers, the Company will not and will not permit any of its Subsidiaries to directly or indirectly:

(i)           create, incur, assume or suffer to exist any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, mortgage, security deed or deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction) (each, a “Lien”) upon any of property, contracts, invoices or other that is considered collateral or security under the Notes;

(ii)           amend its certificate of incorporation, bylaws or its charter documents so as to materially and adversely affect any rights of the Purchasers (an increase in the amount of authorized shares and an increase in the number of directors will not be deemed adverse to the rights of the Purchasers);

(iii)           repay, repurchase or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock, preferred stock, or other equity securities other than to the extent permitted or required under the Transaction Documents;

(iv)           prepay or redeem any financing related debt or past due obligations or securities outstanding as of the Closing Date, or past due obligations (except with respect to vendor obligations, or any such obligations which in management’s good faith, reasonable judgment must be repaid to avoid disruption of the Company’s businesses) unless such payment are made proportionally to the amount due on the Notes and a proportionate amount is paid to the holders of the Notes.

(j)           Favored Nations Provision.  Other than in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity which holders of such securities or debt are not at any time granted registration rights other than piggy-back rights, (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights other than piggy-back rights, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to plans described on Schedule 5(d) as such plans are constituted on the Closing Date, (iv) up to 5,000,000 shares per year issued to legitimate third party service providers and consultants; (v) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement on the terms in effect on the Closing Date including the permissible amendment thereof after the Closing Date, and described on Schedule 5(b), (vi) securities issued pursuant to financing deals in place as of the date hereof, specifically the purchase of shares by GEM Global Yield Fund as announced in the Borrower’s Form 8-K filed with the SEC on July 11, 2012; and and (vii) as a result of the exercise of Warrants or conversion of Notes which are granted or issued pursuant to this Agreement (collectively, the foregoing (i) through (vii) are “Excepted Issuances”), if at any time the Notes or Warrants are outstanding, the Company shall agree to or issue (the “Lower Price Issuance”) any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Conversion Price in effect at such time, or if less than the Warrant exercise price in effect at such time, without the consent of the Purchasers, then the Conversion Price and Warrant exercise price shall automatically be reduced to such other lower price provided however, if such Lower Priced Issuance is common stock, a convertible note or preferred stock the Warrant exercise price shall only be lowered to 125% of such lower price.  In no event shall a Lower Price Issuance increase the Warrant exercise price.  The average Purchase Price of the Conversion Shares and average exercise price in relation to the Warrant Shares shall be calculated separately for the Conversion Shares and Warrant Shares.  Common Stock issued or issuable by the Company for no consideration will be deemed issuable or to have been issued for $0.001 per share of Common Stock.  The rights of Purchasers set forth in this Section 8(j) are in addition to any other rights the Purchasers have pursuant to this Agreement, the Notes, any Transaction Document, and any other agreement referred to or entered into in connection herewith or to which Purchasers and Company are parties.

(k)           Maximum Exercise of Rights.   In the event the exercise of the rights described in Section 8(j) would or could result in the issuance of an amount of Common Stock of the Company to the Purchaser, which would result in beneficial ownership by Purchaser and its Affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company, then the issuance of such additional shares of Common Stock of the Company to such Purchaser will be deferred in whole or in part until such time as a Purchaser notifies the Company that such Purchaser is able to beneficially own such Common Stock without exceeding 4.99% of the outstanding shares of Common Stock of the Company.  For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder.  The Purchaser may increase the permitted beneficial ownership amount up to 9.99% upon and effective after 61 days prior written notice to the Company.  Purchaser may allocate which of the equity of the Company deemed beneficially owned by Purchaser shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

9.             Miscellaneous.

(a)           Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be effective when delivered personally, or sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) in each case to the appropriate address set forth below:

If to the Company:              Cyclone Power Technologies, Inc.
602 NE 26th Court
Pompano Beach, Florida 33064
Attention:  Christopher M. Nelson
Phone:  (954) 943-8721

With a copy to:                    Roetzel & Andress, LPA
350 East Las Olas Boulevard, Suite 1150
Fort Lauderdale, Florida 33301
Attention:  Joel D. Mayersohn
Phone:  (954) 462-4250

If to the Purchaser:             At the address set forth on the Purchaser’s Signature Page

(b)           Faxes, Electronic Mail and Counterparts.  This Agreement may be executed in one or more counterparts.  Delivery of an executed counterpart of the Agreement or any exhibit attached hereto by facsimile transmission or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties.  No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

 (c)           Entire Agreement; Assignment.  This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties hereto.  Neither the Borrower nor the Purchasers have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.   No right or obligation of the Borrower shall be assigned without prior notice to and the written consent of the Purchasers. No right or obligation of any Purchaser shall be assigned without prior notice to and the written consent of the Borrower.

 (d)           Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state or federal courts located in the State and County of New York.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Borrower agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(e)           Specific Enforcement, Consent to Jurisdiction.  The Borrower and Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to Section 9(e) hereof, the Borrower hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f)           Independent Nature of Purchasers.     The Borrower acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. The Borrower acknowledges that each Purchaser has represented that the decision of each Purchaser to purchase Securities has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Borrower which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions.  The Borrower acknowledges that nothing contained in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto (including, but not limited to, the (i) inclusion of a Purchaser in a registration statement and (ii) review by, and consent to, any such registration statement by a Purchaser) shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Borrower acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of the Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  The Borrower acknowledges that it has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Borrower and not because Borrower was required or requested to do so by the Purchasers.  The Borrower acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Purchasers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.

(g)           Consent.   As used in the Agreement, “consent of the Purchasers” or similar language means the consent of holders of greater than 50% of the total principal amount of outstanding Notes owned by Note holders on the date consent is requested.

(h)           Equal Treatment.   No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered and paid to all the Purchasers and their permitted successors and assigns.

(i)            Maximum Payments.   Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Purchaser and thus refunded to the Borrower.

(j)            Calendar Days.   All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated.  The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours.  Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City.  Any deadline that falls on a non-business day in any of the Transaction Documents shall be automatically extended to the next business day and interest, if any, shall be calculated and payable through such extended period.

(k)           Captions: Certain Definitions.  The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.  As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

(l)            Severability.  In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(m)           Successor Laws.  References in the Transaction Documents to laws, rules, regulations and forms shall also include successors to and functionally equivalent replacements of such laws, rules, regulations and forms.

APPLICABLE ONLY IN THE EVENT ANY NOTES ARE SOLD TO FLORIDA RESIDENTS - FLORIDA LAW PROVIDES THAT WHEN SALES ARE MADE TO FIVE OR MORE PERSONS IN FLORIDA, ANY SALE MADE IN FLORIDA IS VOIDABLE BY THE PURCHASER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE COMPANY, AN AGENT OF THE COMPANY OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER. THIS SALE IS BEING MADE IN FLORIDA. PAYMENTS FOR TERMINATED SUBSCRIPTIONS VOIDED BY PURCHASERS AS PROVIDED FOR IN THIS PARAGRAPH WILL BE PROMPTLY REFUNDED WITHOUT INTEREST.

[REST OF THIS PAGE LEFT INTENTIONALLY BLANK]

[Counterpart Signature Page To Securities Purchase Agreement of

Cyclone Power Technologies, Inc.  ]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth on the Purchase Signature Page hereto.

PURCHASER

(By Counterpart Form - See Purchaser Signature Pages following)

COMPANY

Cyclone Power Technologies, Inc.

(By Execution of Acceptance Page following Certificate of Signatory)

ACCREDITED INVESTOR QUESTIONNAIRE

CYCLONE POWER TECHNOLOGIES, INC.

I acknowledge that the offering of the Securities is subject to the Federal securities laws of the United States and state securities laws of those states in which the Securities are offered, and that, pursuant to the U.S. Federal securities laws and state securities laws, the Securities may be purchased by persons who come within the definition of an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act (“Regulation D”).

By initialing one of the categories below, I represent and warrant that I come within the category so initialed and have truthfully set forth the factual basis or reason I come within that category.  All information in response to this paragraph will be kept strictly confidential.  I agree to furnish any additional information that the Borrower deems necessary in order to verify the answers set forth below.

NOTE:  You must either initial that at least ONE category.

Individual Purchaser:

(A Purchaser who is an individual may initial either Category I, II, or III)

Category I	I am a director or executive officer of the Company.

Category II
I am an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with my spouse, presently exceeds $1,000,000.

Explanation.  In calculation of net worth, you may include equity in personal property and real estate other than your principal residence, including cash, short term investments, stocks and securities.  Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category III
I am an individual (not a partnership, corporation, etc.) who had an individual income in excess of $200,000 in 2010 and 2011, or joint income with my spouse in excess of $300,000 in 2010 and 2011, and I have a reasonable expectation of reaching the same income level in 2012.

Schedules-1

Entity Purchasers:

(A Purchaser which is a corporation, limited liability company, partnership, trust, or other entity may initial either Category IV, V, VI, VII or VIII)

Category IV
The Purchaser is an entity in which all of the equity owners are “Accredited Investors” as defined in Rule 501(a) of Regulation D.  If relying upon this category alone, each equity owner must complete a separate copy of this Agreement.

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

(describe entity)

Category V
The Purchaser is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a “Sophisticated Person” as described in Rule 506(b)(2)(ii) of Regulation D.

Category VI
The Purchaser is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000.

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

(describe entity)

Category VII	The Purchaser is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

(describe entity)

Executed this _____ day of ______, 2012 at ____________________, ________________.

Schedules-2

 PURCHASER SIGNATURE PAGE

(for Corporation, Partnership, Trust or Other Entities)

This Securities Purchase Agreement of Cyclone Power Technologies, Inc. (including the Questionnaire) is hereby executed and entered into by the below Purchaser:

Principal Amount of Notes: $____ Warrants: ____ Purchase Price $____
____________________________________
Name of Entity

____________________________________
Type of Entity (i.e., corporation, partnership, etc.)

____________________________________
Tax Identification or Social Security Number

____________________________________
State of Formation of Entity

____________________________________
Name of Signatory Typed or Printed

Its: _________________________________
Title

Address to Which Correspondence Should Be Directed (if different from above) ____________________________________ c/o Name ____________________________________ Street Address
____________________________________ City, State and Zip Code (______)____________________________ Telephone Number (______)____________________________ Facsimile Number

Schedules-3

CERTIFICATE OF SIGNATORY

(To be completed if Notes are being subscribed for by an entity)

I,__________________________________, am the ___________________________ of GEMINI STRATEGIES LLC                                                                                                  (the “Entity”).

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Notes Purchase Agreement and to purchase and hold the Conversion Shares that comprise the Notes.  The Notes Purchase Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have hereto set my hand this ______ day of _____, 2012.

___________________________________________ Signature

Schedules-4

ACCEPTANCE PAGE TO SECURITIES PURCHASE AGREEMENT OF

Cyclone Power Technologies, Inc.

The foregoing subscriptions for an aggregate Purchase Price of $_____ of Notes, ____ Warrants for an aggregate Principal Amount of $_____ in accordance with the foregoing Securities Purchase Agreement, AGREED AND ACCEPTED; provided, however, that the Borrower may accept additional subscriptions from time to time without consent of Purchasers until the maximum offering amount (plus the over-allotment option, if any) are accepted and Closed upon, in accordance with this Agreement:

Cyclone Power Technologies, Inc.

By:
Name:
Title:

Date: ____________ 2012

Schedules-5

EXHIBIT A

Form of

Note

EXHIBIT B

Form of

Warrant